As filed with the Securities and Exchange Commission on February 22, 2013

Registration Statement No. 333-168021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Renewable Energy Trade Board Corporation

(Exact name of Registrant as Specified in Its Charter)

British Virgin Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Unit 10-11, West Tower, Shun Tak Centre

168-200 Connaught Road Central, Hong Kong

852-31112-8461

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2009 Stock Option Plan

(Full Title of the Plan)

Corporation Service Company

2730 Gateway Oaks Drive, Suite 100

Sacramento, California 95833

(800) 222-2122

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-168021) of Renewable Energy Trade Board Corporation (the “Company”).

Pursuant to the Registration Statement, the Company registered 1,000,000 shares (the “Shares”) of common stock issuable under the registrant’s 2009 Stock Option Plan. The Company is filing this Post-Effective Amendment No. 1 to deregister all of the Shares registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on this 22nd day of February 2013.

Renewable Energy Trade Board Corporation

By:	/s/ Alan Li
Name: Alan Li
Title: Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s / Alan Li Alan Li	Chairman of the Board, Executive Director and Chief Executive Officer (Principal Executive Officer)	February 22, 2013

/s/ Zhenwei Lu Zhenwei Lu	Executive Director and Chief Operating Officer	February 22, 2013

/s/ Liao Lin-Hsiang Liao Lin-Hsiang	Independent Director	February 22, 2013

/s/ Loong Cheong Chang Loong Cheong Chang	Independent Director	February 22, 2013

/s/ Yezhong Ni Yezhong Ni	Independent Director	February 22, 2013

/s/ Weidong Wang Weidong Wang	Independent Director	February 22, 2013

/s/ Yu Keung Poon Yu Keung Poon	Independent Director	February 22, 2013

/s/ Xinping Shi Xinping Shi	Independent Director	February 22, 2013

/s/ Zhenwei Lu Zhenwei Lu	Chief Financial Officer (Principal Financial and Accounting Officer)	February 22, 2013